SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 25, 2018

Strategic Environmental & Energy Resources, Inc.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-54987	02-0565834
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

751 Pine Ridge Road, Golden, Colorado 80403
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (720)-460-3522

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	.Written communications pursuant to Rule 425 under the Securities Act

☐	.Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	.Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	.Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Richard Robertson as Chief Operating Officer

On January 22, 2018, Richard Robertson and the company reached a mutually acceptable agreement to end his employment relationship as Chief Operating Officer of SEER and as President of MV Technologies LLC, a wholly-owned subsidiary, effective January 19, 2018. Tom Jones will serve as interim President of MV Technologies LLC, while new candidates for the role are being considered. The company does not expect Mr. Robertson’s departure to have an adverse effect on operations in either the short or long term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Environmental & Energy Resources, Inc

Date: January 25, 2018
By:	/s/ J. John Combs III
J. John Combs III
Chief Executive Officer